EXHIBIT 23

Consent of Independent Certified Accountants

We have issued our report, dated May 25, 2005, accompanying the consolidated financial statements or incorporated by reference in the Form 10-KSB of Health Outcomes Management, Inc. for the fiscal year ended February 28, 2005. We hereby consent to the incorporation by reference of the above-mentioned report in the Form 10-KSB of Health Outcomes Management Inc. (File No. 0-9587).

/s/ Mayer Hoffman McCann P.C.
Certified Public Accountants
Minneapolis, MN 55402

May 25, 2005